Exhibit 99.1

PHAZAR CORP Reports Fourth Quarter and Fiscal Year 2011 Financial Results

MINERAL WELLS, Texas--(BUSINESS WIRE)--August 25, 2011--PHAZAR CORP, (NASDAQ: ANTP) designs, manufactures and markets antennas, wireless mesh network solutions, towers, support structures, masts and communication accessories worldwide. Today, PHAZAR CORP announces the results of operations for the three and twelve month periods ended June 30, 2011 and the one month period ended June 30, 2010.

Fourth Quarter Fiscal Year 2011

Revenues of $1,728,076 for the fourth quarter increased 22% compared to $1,415,297 for the same three month period last year. Sales from our shipboard product line were up $489,464 during the fourth quarter compared to the same period last year, offset by a $257,006 decline in the commercial wireless sales quarter over quarter.

The $262,279, or 21% decrease in cost of goods sold is largely attributed to a non-recurring $203,000 adjustment to the warranty reserve in the fourth quarter in fiscal year 2010. The warranty charge was for an ongoing voluntary recall of safety climb components and a replacement of a specific production run of a new antenna design that was found to have a manufacturing defect, which has since been rectified. The fourth quarter fiscal year 2011 gross profit margin improved over patterns seen earlier in the year.

The $177,639, or 19% decrease in sales and administration expense reflects a $203,383 non-recurring stock compensation charge in the fourth quarter of prior year. Research and development costs of $63,748 were up $47,828, for the three months ended June 30, 2011 compared to $15,920 in the prior year. The increase represents continued product development for the commercial wireless product line.

The Company recognized a net loss of $52,060, or $.02 per share for the fourth quarter, compared to net loss of $569,397, or $.25 per share, in last year's fiscal fourth quarter.

One Month Period Ended June 30, 2010

The Company reported revenues for the one month period ended June 30, 2010 of $1,002,331 with a gross profit margin of 56%. Net income for the one month period was $36,489, or $.02 per share.

Fiscal Year Ended June 30, 2011

The Company reported revenues for the fiscal year 2011 of $8,399,586, an increase of $1,401,753, or 20% compared to fiscal year 2010 ending on May 31, 2010. The pattern of sales for the fiscal year reflects strong growth in the ILS markets ($1,123,295) during the first half of the year and the shipboard product line predominately in the fourth quarter ($587,479). The gross profit margin improved slightly at 44% in fiscal year 2011, compared to 43% in fiscal year 2010.

The $686,217, or 21% decrease in selling, general and administration expense reflects $325,610 of non-recurring stock compensation expense in fiscal year 2010 along with a continued increase in plant utilization overhead.

In January 2011, the Company announced that, after a thorough review of the progress and status of the True Mesh Network Radio program, the Board of Directors concluded that commercial viability and profitability was unlikely to be achievable in the foreseeable future and voted to discontinue further development. As a result, the Company has recorded a charge of $994,082 for discontinued operations, net of tax for the year ended June 30, 2011, of which $508,546 relates to activity prior to the decision to discontinue operations.

The Company recognized a net loss after discontinued operations of $326,833, or $.14 per share for the year ended June 30, 2011 compared to a net loss of $937,994, or $.41 per share for fiscal year ended May 30, 2010.

Backlog of Orders

The Company's backlog of orders on June 30, 2011, totaled approximately $2,277,566 compared to $2,561,866 at June 30, 2010 and $2,907,590 at May 31, 2010, a decrease of 21.6%. Incoming orders for the year ended June 30, 2011 totaled $8,359,869 versus $8,846,659 for the fiscal year ended May 31, 2010, a decrease of 6%.

Commenting on operations and financial results, Garland P. Asher, Chairman and Chief Executive Officer, said, “Recent Congressional budget wrangling is negatively impacting DOD and FAA order activity, and uncertainty surrounding the proposed AT&T – T Mobile merger would appear to be delaying DAS antenna projects in the commercial area.”

More information and analysis of PHAZAR CORP’s financial results will be provided in the management discussion and analysis of financial condition and results of operations in the Form 10-K for the year ended June 30, 2011, estimated to be filed with the Securities and Exchange Commission on or around September 29, 2011.

The Form 10-K will be available at the SEC’s website at www.sec.gov and PHAZAR CORP’S website at www.phazarcorp.com.

Product information is available at www.antennaproducts.com and www.phazar.com.

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”. This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplish.

PHAZAR CORP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended	One Month Ended	Twelve Months Ended
	June 30, 2011	May 31, 2010	June 30, 2011	June 30, 2010	May 31, 2010
Sales and contract revenues	$1,728,076	$1,415,297	$8,399,586	$1,002,331	$6,997,833
Cost of sales and contracts	972,871	1,235,150	4,713,705	442,284	4,019,752
Gross profit	755,205	180,147	3,685,881	560,047	2,978,081
Gross profit margin %	44%	13%	44%	56%	43%

Selling, general and administration expenses	775,043	952,682	2,586,064	318,886	3,272,281
Research and development costs	63,748	15,920	160,611	7,813	209,154
Total selling, general and administration expenses	838,791	968,602	2,746,675	326,699	3,481,435

Operating income (loss)	(83,586)	(788,455)	939,206	233,348	(503,354)

Other income
Interest income (net)	15,705	(25,154)	56,558	(3,333)	11,195
Other income	(126)	8,361	21,695	1,263	27,999
Total other income	15,579	(16,793)	78,253	(2,070)	39,194

Income (loss) from operations before income taxes	(68,007)	(805,248)	1,017,459	231,278	(464,160)

Income tax expense (benefit)	(23,122)	(273,511)	350,210	95,679	(157,541)

Net income (loss) before discontinued operations	(44,885)	(531,737)	667,249	135,599	(306,619)

Discontinued operations	10,872	57,061	1,506,185	150,167	956,629
Income tax benefit from discontinued operations	(3,697)	(19,401)	(512,103)	(51,057)	(325,254)
Net discontinued operations expense	$7,175	$37,660	$994,082	$99,110	$631,375

Net income (loss)	$(52,060)	$(569,397)	$(326,833)	$36,489	$(937,994)

Basic income (loss) per common share
Continuing operations	$(0.02)	$(0.23)	$0.29	$0.06	$(0.13)
Discontinued operations	(0.00)	(0.02)	(0.44)	(0.04)	(0.27)
Net income (loss)	$(0.02)	$(0.25)	$(0.14)	$0.02	$(0.41)

Diluted income (loss) per common share
Continuing operations	$(0.02)	$(0.23)	$0.29	$0.06	$(0.13)
Discontinued operations	(0.00)	(0.02)	(0.44)	(0.04)	(0.27)
Net income (loss)	$(0.02)	$(0.25)	$(0.14)	$0.02	$(0.41)

Basic weighted average of common shares O/S	2,309,644	2,302,995	2,275,300	2,303,807	2,300,191
Diluted weighted average of common shares O/S	2,309,644	2,302,995	2,275,300	2,303,807	2,300,191

PHAZAR CORP AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	June 30, 2011	June 30, 2010	May 31, 2010
CURRENT ASSETS	$1,169,318	$1,403,839	$2,030,774
Cash and cash equivalents	785,664	1,207,057	748,671
Accounts receivable:
Trade, net of allowance for doubtful accounts of $0
as of June 30, 2011, June 30, 2010 and May 31, 2010
Inventories	2,732,232	2,642,607	3,012,904
Prepaid expenses and other assets	125,989	75,543	95,586
Income taxes receivable	236,366	286,769	316,374
Deferred income taxes	224,875	96,169	105,314
Assets held for discontinued operations	-	789,112	468,170
Total current assets	5,274,444	6,501,096	6,777,793

Property and equipment, net	1,043,435	1,159,195	1,170,090

Note receivable	963,684	474,993	432,146
Long - term deferred income tax	252,617	226,314	232,188
TOTAL ASSETS	$7,534,180	$8,361,599	$8,612,217

CURRENT LIABILITIES
Accounts payable	$216,575	$797,069	477,111
Accrued liabilities	284,969	372,476	538,952
Deferred revenues	2,355	28,703	207,514
Liabilities held for discontinued operations	178,060	87,607	360,120
Total current liabilities	$681,959	$1,285,855	$1,583,697

TOTAL LIABILITIES	$681,959	$1,285,855	$1,583,697

COMMITMENTS AND CONTINGENCIES	-	-	-

SHAREHOLDERS’ EQUITY
Preferred Stock, $1 par, 2,000,000 shares authorized, none issued
or outstanding, attributes to be determined when issued	-	-	-

Common stock, $0.01 par, 6,000,000 shares authorized	23,852	23,788	23,785
and 2,385,128, 2,378,728 and 2,378,428 issued and outstanding on June 30, 2011
June 30, 2010 and May 31, 2010, respectively
Additional paid in capital	4,517,234	4,414,050	4,403,261
Treasury stock, at cost, 74,691 shares on June 30, 2011, June 30, 2010 and May 31, 2010	(215,918)	(215,918)	(215,918)
Retained earnings	2,527,053	2,853,824	2,817,392
Total shareholders’ equity	6,852,221	7,075,744	7,028,520

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$7,534,180	$8,361,599	$8,612,217

PHAZAR CORP AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended	One Month Ended	Fiscal Year Ended
	June 30, 2011	June 30, 2010	May 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(326,833)	$36,489	$(937,994)
Adjustments to reconcile net income (loss) to net cash
provided (used in) operating activities:
Depreciation	131,760	10,897	142,299
Loss from discontinued operations	994,082	99,110	631,375
Stock based compensation	103,310	10,733	428,855
Deferred federal income tax	(155,007)	15,017	(145,654)
Changes in operating assets and liabilities:
Accounts receivable	421,393	(458,386)	(85,172)
Inventories	(89,625)	370,297	(644,179)
Income taxes receivable	50,403	29,605	26,771
Prepaid expenses	(50,447)	20,043	(19,326)
Accounts payable	(580,494)	319,958	261,271
Accrued expenses	(87,507)	(166,476)	52,286
Deferred revenues	(26,348)	(178,810)	190,630
Net cash used in discontinued operations	(114,517)	(692,565)	(576,334)
Net cash provided by ( used in) operating activities	270,170	(584,088)	(675,172)

CASH FLOWS FROM INVESTING ACTIVITIES:
Funding of note receivable	(488,691)	(42,847)	(432,146)
Purchase of property and equipment	(16,000)	-	(172,248)
Purchase of treasury stock	-	-	(10,307)
Net cash used in investing activities	(504,691)	(42,847)	(614,701)

Net decrease in cash and cash equivalents	(234,521)	(626,935)	(1,289,873)
CASH AND CASH EQUIVALENTS, beginning of period	1,403,839	2,030,774	3,320,647
CASH AND CASH EQUIVALENTS, end of period	$1,169,318	$1,403,839	$2,030,774

CONTACT:
Antenna Products Corporation
Kathy Kindle, 940-325-3301
Fax: 940-325-0716
kindle@phazarcorp.com